UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2013

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

220 Technology Drive, Suite 100, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Merger Agreement

As previously announced, on January 6, 2013, AllDigital Holdings, Inc., a Nevada corporation (“AllDigital”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Broadcast International, Inc., a Utah corporation (“Broadcast”) and Alta Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Broadcast (“Merger Sub”). The Merger Agreement, as previously amended on April 9, 2013, contemplates that, assuming the satisfaction of certain conditions precedent to closing, Merger Sub will be merged with and into AllDigital, and AllDigital will survive as a wholly-owned subsidiary of Broadcast.

On June 30, 2013, Broadcast, Merger Sub and AllDigital entered into a Second Amendment to Agreement and Plan of Merger (the “Amendment”). The Amendment increases the percentage of Broadcast common stock, calculated on a modified fully diluted basis, that AllDigital security holders will receive in the merger from 54% to 58% and modified a number of the closing conditions to the merger. Namely, (i) the amount of adjusted working capital Broadcast is required to have immediately prior to closing of the merger was changed from equal to or greater than a deficit of $1,000,000 to equal to or greater than zero; (ii) the monthly net cash flow Broadcast is required to have for the thirty days preceding the merger was changed from $50,000 to a monthly deficit of $10,000; and (iii) a new condition was added requiring Broadcast to have post-merger financing commitments in place for the purchase of no less than $1.5 million, and no more than $3.5 million, of Broadcast common stock with terms and investors approved by AllDigital. Additionally, the Amendment modified the “End Date” (a date upon which either party may terminate the Merger Agreement if the merger has not been consummated) from July 31, 2013 to October 31, 2013; the Amendment eliminated one of the existing Broadcast directors from the schedule of post-closing directors and, as a result, the Merger Agreement identifies the post-closing directors as Donald A. Harris, Paul Summers, David Williams and up to two additional directors mutually approved by Broadcast and AllDigital prior to closing of the merger; and the Amendment changes the ratio for the reverse stock split to be proposed by Broadcast to its shareholders from a 10 to 1 reverse stock split to a 15 to 1 reverse stock split.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this report.

Employment Agreement with Konstantin Wilms

On June 28, 2013, AllDigital entered into an employment agreement with Konstantin Wilms, its Chief Architect. The employment agreement provides for a minimum salary of $160,200 per annum, which amount is required to be increased by a minimum of 5% within 60 days of the date AllDigital and its consolidated affiliates achieves a cash and modified accounts receivable level of $3,500,000. Mr. Wilms is entitled to an annual bonus target opportunity equal to $10,000  upon achievement of certain performance measures on a quarterly basis, and standard health and other benefits. The employment agreement includes a provision relating to the protection of confidential information, a covenant by the officer to work and reside in Orange County, California, a non-competition covenant during the term of his employment and a 12-month non-solicitation covenant. Under the employment agreement, if Mr. Wilms’ employment is terminated by him for good reason, which includes, (a) a material change in the terms and conditions of his employment, (b) a change in the principal place of employment materially increasing his commute time, or (c) any other event that is a functional equivalent of an involuntary termination and which falls within the safe-harbor provisions related to termination for good reason set forth in the regulations implementing Section 409A of the Internal Revenue Code, he is entitled to a severance benefit equal to his base salary and health benefits for one year. If his employment is terminated by AllDigital without cause, he is entitled to a severance benefit equal to his base salary and health benefits for one year. He is not entitled to any severance if his employment is terminated at any time by AllDigital with cause or by him without good reason. The employment agreement also includes a provision under which Mr. Wilms’ stock options granted after May 31, 2013 automatically accelerate upon a change of control, other than the proposed merger with Broadcast.

The above summary of Mr. Wilms’ employment agreement is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.2 to this report.

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Escrow and Repurchase Agreement

On June 28, 2013, AllDigital entered into an Escrow and Contribution Agreement (the “Escrow Agreement”) with an affiliate of Steve Smith, a director and its Vice President of Network Services, Tim Napoleon, a director and its Chief Strategist, and Parr Brown Gee & Loveless, P.C., acting as escrow agent. Pursuant to the Escrow Agreement, each of Steve Smith and Tim Napoleon have agreed to deposit with the escrow agent certificates representing 600,000 shares of AllDigital common stock, together with stock powers in favor of AllDigital. At or about the same time as the Escrow Agreement was signed, AllDigital agreed to grant incentive stock options to each of John Walpuck, its Chief Financial Officer, and Konstantin Wilms, its Chief Architect, for the purchase of 600,000 shares of AllDigital common stock at an exercise price equal to the closing price of AllDigital’s common stock on the third business day following the filing of a Current Report on Form 8-K reporting the Amendment. These options vest over 30 months, with one-third becoming exercisable every ten months. As the options vest, the escrow agent is authorized under the Escrow Agreement to transfer an equivalent number of shares to AllDigital, pro rata from the shares contributed by Smith and Napoleon. If the holders of the options leave AllDigital before the options vest, any shares remaining with the escrow agent are to be returned to Messrs. Smith and Napoleon, with each receiving 50%. The intent of the transaction is to provide additional incentives to John Walpuck and Konstantin Wilms without diluting the other stockholders of AllDigital.

The above summary of the Escrow Agreement is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.3 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 28, 2013, AllDigital amended and restated each of the employment agreements for the following AllDigital executives: Paul Summers, John Walpuck, Tim Napoleon and Steve Smith. The purpose of entering into the Amended and Restated Employment Agreements was to add to each agreement a provision providing that within sixty (60) days of the date that AllDigital, or its ultimate parent company, if applicable, first achieves a minimum of cash and accounts receivable of at least $3.5 million dollars, the Board of AllDigital or AllDigital’s ultimate parent company, as applicable, will increase the executive’s base salary by an amount not less than the amount obtained by multiplying the executive’s then current base salary by fifteen percent (15%).

The above summary of the Amended and Restated Employment Agreements is qualified in its entirety by reference to the full text of the form of agreement filed as Exhibit 10.4 or Exhibit 10.5 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 28, 2013, AllDigital’s Board adopted Amended and Restated Bylaws: The purpose of amending and restating the bylaws was to delete a provision requiring non-consenting shareholders to receive 10 days advanced written notice after the signing of a majority written consent before a transaction can be closed because such provision is inconsistent with Nevada law. Additionally certain incorrect references to Utah law were modified to reference Nevada law since Nevada is the jurisdiction of incorporation for AllDigital.

The above summary of the changes reflected in the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this report.

Forward Looking Statements

Statements in this Current Report on Form 8-K (the “Form 8-K”) regarding the possibility of termination of the Merger Agreement without closing, or the possibility of the Merger closing, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not purely statements of historical fact should also be considered to constitute forward-looking statements. Actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that the proposed Merger may not close as a result of, among other possible reasons, alleged breaches of representations and warranties or a failure to satisfy conditions to closing, and other risks and uncertainties more fully described in AllDigital’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC. Investors and security holders are also urged to read the risk factors set forth in the joint proxy statement/prospectus carefully when they are available.

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In addition, the statements made in this Form 8-K reflect information and beliefs as of the date of the filing of the Form 8-K. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Although we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of filing of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of AllDigital

10.1	Second Amended to Merger Agreement dated June 30, 2013

10.2	Employment Agreement dated June 28, 2013 with Konstantin Wilms

10.3	Escrow and Contribution Agreement dated June 28, 2013 with Stephen James Smith Trust (dated 10/24/02), Tim Napoleon and Parr Brown Gee & Loveless, PC

10.4	Amended and Restated Employment Agreement dated June 28, 2013 with John Walpuck

10.5	Form of Amended and Restated Employment Agreement signed by Paul Summers, Steve Smith and Tim Napoleon

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 02, 2013	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ John Walpuck
	Name:	John Walpuck
	Title:	Chief Financial Officer

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